Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED GOVERNMENT INCOME SECURITIES, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                 TITLE                            DATE

/s/John F. Donahue          Chairman and Director        March 31, 1998
------------------
John F. Donahue             (Chief Executive Officer)


/s/Richard B. Fisher        President and Director       March 31, 1998
Richard B. Fisher

/s/John W. McGonigle        Treasurer, Executive Vice    March 31, 1998
John W. McGonigle           President and Secretary
                            (Principal Financial and
                            Accounting Officer)

/s/Thomas G. Bigley         Director                     March 31, 1998
Thomas G. Bigley

/s/Nicholas P. Constantakis Director                     March 31, 1998
---------------------------
Nicholas P. Constantakis

/s/John T. Conroy, Jr.      Director                     March 31, 1998
----------------------
John T. Conroy, Jr.

/s/William J. Copeland      Director                     March 31, 1998
William J. Copeland

/s/James E. Dowd            Director                     March 31, 1998
James E. Dowd

/s/Lawrence D. Ellis, M.D.  Director                     March 31, 1998
Lawrence D. Ellis, M.D.

/s/Edward L. Flaherty, Jr.  Director                     March 31, 1998
--------------------------
Edward L. Flaherty Jr.

/s/Peter E. Madden          Director                     March 31, 1998
Peter E. Madden

/s/John E. Murray, Jr.      Director                     March 31, 1998
----------------------
John E. Murray, Jr.

/s/Wesley W. Posvar         Director                     March 31, 1998
Wesley W. Posvar

/s/Marjorie B. Smuts        Director                     March 31, 1998
Marjorie B. Smuts






Sworn to and subscribed before me this 31 day of March, 1998.



/s/ Cheri S. Good______
Cheri S. Good
Notary Public